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                                                                   EXHIBIT 99.2


[IXC LOGO]                                                         NEWS RELEASE
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                   IXC ELECTS CEO AND PRESIDENT JOHN ZRNO TO
                               BOARD OF DIRECTORS

AUSTIN, TX -- June 2, 1999 -- IXC Communications, Inc. (Nasdaq:IIXC) today announced that the company's newly appointed president and CEO, John Zrno, has been elected to the Board of Directors.

Las week, Zrno was named successor to Benjamin Scott, president and CEO since October of 1997. Scott remains as chairman of the board with Ralph J. Swett, the company's founder, as vice-chairman.

Zrno is the former president and CEO, ALC Communications Corporation, and former president and CEO, Cable & Wireless North America. Zrno has over twenty-five years of telecommunications industry experience. He is a member of the board of directors of Teleglobe, Inc., a large multi-national telecommunications carrier. He has recently served as chairman of MIDCOM Communications, Inc., and vice-chairman of Frontier Corporation. From 1988 to 1995, while serving as president and CEO of ALC, he brought ALC back from its delisting on the NASDAQ to a successful merger with Frontier. Zrno's career in telecommunications began with MCI Communications, where he served as MCI's first treasurer.

IXC's network-based delivery solutions are designed to address the speed and capacity requirements of the global communications market. IXC offerings include private line, fast packet (ATM and frame relay), Internet and long distance switched and dedicated services. IXC Communications, Inc. is at the forefront of the industry's new class of emerging domestic and international carriers. IXC is a publicly traded company listed on Nasdaq under the symbol IIXC. For more information, visit IXC's Web site at www.ixc-comm.com.

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IXC Media Contact:                           IXC Investor Contact:
------------------                           ---------------------
Melissa Jackson                              Greta Wiechman
Senior Manager, Public Relations             Director, Investor Relations
(512) 231-5247                               (888) 267-9478
mjackson@ixc-comm.com                        gwiechman@ixc-comm.com